Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated December 13, 2024, relating to the financial statements of Plum Acquisition Corp. IV, as of June 30, 2024 and for the period from June 10, 2024 (inception) through June 30, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 13, 2024